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ASSOCIATED ESTATES REALTY CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

THIS CERTIFICATE IS TRANSFERABLE IN SOUTH ST. PAUL, MN

CUSIP 045604 50 1

THIS CERTIFIES THAT

SEE REVERSE FOR CERTAIN DEFINITIONS

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE 8.70% CLASS B SERIES 2 CUMULATIVE REDEEMABLE PREFERRED SHARES, WITHOUT PAR VALUE, OF

Associated Estates Realty Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and amendments thereto as filed in the office of the Secretary of State of Ohio, to which the holder by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers.

Martin A. Fishman

SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED:

WELLS FARGO BANK, N.A.

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

ABnote North America
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: DENISE LITTLE 931 490-1706

PROOF OF: OCTOBER 5, 2008
ASSOCIATED ESTATES REALTY
TSB 00390 LOT 3
OPERATOR: AP
NEW

COLORS SELECTED FOR PRINTING: Logo

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Associated Estates Realty Corporation

The Preferred Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain provisions of the Corporation's Second Amended and Restated Articles of Incorporation, as amended, no Person may Beneficially Own or Constructively Own shares of any series of any class of preferred shares in excess of 9.8% of the outstanding preferred shares of such series. Any Person who attempts to Beneficially Own or Constructively Own shares of any series of any class of preferred shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Second Amended and Restated Articles of Incorporation, as amended, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, certain of the Preferred Shares represented hereby may be subject to repurchase by the Corporation on the terms and conditions set forth in the Corporation's Second Amended and Restated Articles of Incorporation, as amended.

The following abbreviations when used in the instructions on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ______ (Cust) Custodian ______ (Minor) under Uniform Gifts to Minors Act ______ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For value received, ______________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ Preferred Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney
to transfer the said Preferred Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: DENISE LITTLE 931-490-1706	PROOF OF: OCTOBER 6, 2009 ASSOCIATED ESTATES REALTY TSB 00390 LOT 3 OPERATOR: AP R1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF